Exhibit 99.1

ShoulderUp Technology Acquisition Corp. Announces Stockholder Approval of Extension Amendment to the Amended and Restated Certificate of Incorporation and Investment Management Trust Agreement

Kennesaw, GA – April 26, 2023 – ShoulderUp Technology Acquisition Corp. (“ShoulderUp” or the “Company”) (NYSE: SUAC.U; SUAC; SUAC.WS), a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase reorganization or similar business combination with one or more businesses or entities, today announced that its stockholders approved proposals to amend the Investment Management Trust Agreement dated as of November 2021 and the Company’s Amended and Restated Certificate of Incorporation, each by extending the date by which the Company has to consummate a business combination by six (6) months, from May 19, 2023 to November 19, 2023 (the date which is 24 months from the closing date of ShoulderUp’s initial public offering) (such extension, the “Extension”).

In connection with the vote to approve the proposals, the holders of 25,845,428 shares of the Company’s common stock, par value $0.0001 per share, properly exercised their right to redeem their shares (and did not withdraw their redemption) for cash at a redemption price of approximately $10.43 per share, for an aggregate redemption amount of approximately $269,597,444.79. Following such redemptions, approximately $43,336,948.99 will remain in the trust account and 4,154,572 shares of common stock will remain issued and outstanding.

About ShoulderUp

ShoulderUp is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase reorganization or similar business combination with one or more businesses or entities.

Additional Information

The Company has filed a Proxy Statement with the SEC in connection with the Meeting to consider and vote upon the Charter Amendment Proposal and the Trust Amendment Proposal, among other matters, and, beginning on or about March 29, 2023, mailed the Proxy Statement and other relevant documents to its stockholders as of the March 23, 2023 record date for the Special Meeting. The Company’s stockholders and other interested persons are advised to read the Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the Special Meeting because these documents contain important information about the Company, the Charter Amendment Proposal and Trust Amendment Proposal and related matters. Stockholders may also obtain a free copy of the Proxy Statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: ShoulderUp Technology Acquisition Corp, 125 Townpark Drive, Suite 300, Kennesaw, GA 30144, (650) 276-7040 or to: Okapi Partners, Attention: Chuck Garske / Christian Jacques, (212) 297-0720, or Info@okapipartners.com

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the estimated per share redemption price and related matters, as well as all other statements other than statements of historical fact included in this Form 8-K are forward-looking statements. When used in this Form 8-K, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, subsequent quarterly reports on Form 10-Q and initial public offering prospectus. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

ShoulderUp Contact:

ShoulderUp Technology Acquisition Corp, 125 Townpark Drive, Suite 300, Kennesaw, GA 30144, (650) 276-7040; info@okapipartners.com